SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.   20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) MAY 4, 1998
                                                           -----------


                              COASTAL BANCORP, INC.
                              ---------------------
               (Exact name of registrant as specified in charter)


          TEXAS                                 0-24526               76-0428727
(State or other jurisdiction     (Commission File Number)          (IRS Employer
     of  incorporation)                                      Identification No.)

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
5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS . . . .            77057
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(Address of Principal executive offices) . . . . .       (Zip Code)


Registrant's telephone number including area code.   (713) 435-5000
                                                    ---------------
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(Former name or former address, if changed since last report)  -  Not applicable


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ITEM  5.                    OTHER  EVENTS.
--------                    --------------

          On May 4, 1998, Coastal Bancorp, Inc. ("Coastal") announced that Coastal Banc ssb (the "Bank") has executed a definitive agreement to purchase the Valley Branches of Pacific Southwest Bank also known as San Benito Bank and Trust Company, a unit of Pacific Southwest Bank. The purchase includes deposit accounts of approximately $357 million, loans of $175 million, owned and leased branch facilities, and branch furniture, fixtures and operating equipment. Consummation of the proposed transaction, which is expected in the third quarter, is contingent upon the approval by bank regulatory authorities and
other  customary  closing  conditions.    Coastal  through  its  wholly-owned
subsidiary, Coastal Banc Holding Company, Inc., owns 100% of the voting stock of the Bank, a Texas-chartered state savings bank headquartered in Houston.


ITEM  7.               FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
--------               ---------------------------------------------------------
EXHIBITS.
---------

     (a)          Financial  Statements
                  ---------------------

                  No  financial  statements  are  required.

     (b)          Pro  Forma  Financial  Information
                  ----------------------------------

                  No  pro  forma  financial  information  is  required.

     (c)          Exhibits
                  --------

                  No.                    Description
                 ----                    -----------
                  99                    Press  Release,  dated  May  4,  1998


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     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL  BANCORP,  INC.


/s/  Catherine  N.  Wylie                    Date:    May  6,  1998
-------------------------
by:    Catherine  N.  Wylie,  Executive  Vice  President
     and  Chief  Financial  Officer











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                              COASTAL BANCORP, INC.




                                   EXHIBIT 99


                PRESS RELEASE OF THE REGISTRANT DATED MAY 4, 1998

     NEWS  RELEASE
                              FOR IMMEDIATE RELEASE

                            COASTAL BANCORP, INC. TO
             PURCHASE THE VALLEY BRANCHES OF PACIFIC SOUTHWEST BANK

          HOUSTON (May 4, 1998) - Coastal Bancorp, Inc. (NASDAQ: CBSA) ("Coastal") announced today that it has executed a definitive agreement to purchase the Valley Branches of Pacific Southwest Bank also known as San Benito Bank and Trust Company, a unit of Pacific Southwest Bank. Coastal currently has branches in the Rio Grande Valley located in Harlingen, San Benito and McAllen. Twelve branches, located in Harlingen, San Benito, Mission, Pharr, Edinburg, Brownsville, McAllen and South Padre will be added with this purchase. The purchase includes deposit accounts of approximately $357 million, loans of $175 million, owned and leased branch facilities, and branch furniture, fixtures and operating equipment. Consummation of the proposed transaction, which is expected in the third quarter, is contingent upon the approval by bank regulatory authorities and other customary closing conditions.
          "We are excited and look forward for the opportunity to increase our presence in the Rio Grande Valley and the surrounding communities," said Manuel
J. Mehos, Chairman and Chief Executive Officer of Coastal. "San Benito Bank and Trust has maintained a significant presence in the Rio Grande Valley for many years. This purchase will strengthen our ability to service our new and existing customers in this area."
          Customers will be notified as soon as possible to assure minimal disruption as the ownership change takes place.
     At March 31, 1998, on a consolidated basis, Coastal had $3.0 billion in total assets, $1.4 billion in total deposits, $28.8 million in preferred stock of Coastal Banc ssb and $110.5 million in common stockholders' equity.
     Coastal Bancorp, Inc. through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., owns 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered, state savings bank headquartered in Houston. Coastal Banc ssb operates 37 branch offices in metropolitan Houston, Austin, Corpus Christi and small cities in the south east quadrant of Texas. At March 31, 1998, Coastal Banc ssb was considered to be a "well capitalized" institution according to FDIC guidelines.
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.



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